Exhibit 5.1

Cassels Comments 5-14-25

May 15, 2025

Lithium Americas Corp.

3260 – 666 Burrard Street

Vancouver, British Columbia V6C 2X8

Canada

Dear Sirs/Mesdames:

Re:	Lithium Americas Corp. – Registration Statement on Form S-3

We have acted as British Columbia counsel to Lithium Americas Corp. (the “Company”) in connection with the preparation of a Registration Statement on Form S-3 dated May 15, 2025 (the “Registration Statement”) under the United States Securities Act of 1933, as amended (the “Act”), relating to the potential issuance and sale of:

(a)	by the Company, from time to time, pursuant to Rule 415 under the Act, of up to $1,000,000,000 of:

(i)	common shares, no par value (“Common Shares”) of the Company (the “Offered Shares”); and

(ii)	voting preferred shares and/or non-voting preferred shares of the Company (collectively, the “Preferred Shares”);

(b)	by the selling shareholder named in the Registration Statement (the “Selling Shareholder”) of up to 43,707,080 Common Shares (the “Resale Shares”); and

(c)	by the Company, Common Shares having an aggregate offering price of up to $100,000,000 pursuant to an equity distribution agreement (the “ATM Shares” and such agreement, the “Distribution Agreement”)

(collectively, the “Securities”) pursuant to one or more prospectuses (each, a “Prospectus”) included in the Registration Statement.

We have examined originals or copies, certified or otherwise identified to our satisfaction of such documents and considered such questions of law as we considered necessary as a basis for our opinion, including the Registration Statement and resolutions of the board of directors of the Company approving the filing of the Registration Statement and matters relating thereto. In all such examinations, we have assumed (i) the genuineness of all signatures, the legal capacity of all individuals signing any documents, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, whether facsimile, photostatic, electronic, certified or otherwise, and (ii) the truthfulness of all facts set forth in the public records and in certificates of public officials.

May 15, 2025

We have also assumed that in connection with any Securities issued under the Registration Statement, (i) all required filings relating to, and any approvals for, the Registration Statement, any Prospectus or any related document has been made and received prior to the issuance of any such Securities, (ii) any applicable agreement including any debt indenture, subscription receipt agreement, warrant indenture, underwriting agreement or similar document (collectively, “Applicable Agreements”), has been, or will be prior to the time of the issuance of the applicable Security, duly authorized, executed and delivered by the Company and any other party thereto and is enforceable against each such party thereto, and neither the execution and delivery of any such document by any party thereto nor the performance by any party of its obligations thereunder do, or will, violate or conflict with any applicable laws or the constating documents of such party or any requirement or restriction imposed by any court or governmental body having jurisdiction over such party.

Our opinion herein is limited to the laws of the Province of British Columbia and the federal laws of Canada applicable therein now in effect on the date hereof (the “Applicable Law”).

Based on and subject to the foregoing assumptions and qualifications, we are of the opinion that:

1.

With respect to the issuance of any Offered Shares which may be offered pursuant to the Registration Statement, when (i) the issuance and sale of the Offered Shares has been duly authorized by all necessary corporate action in conformity with the constating documents (as then in effect), and the Business Corporations Act (British Columbia) (the “BCBCA”) (as then in effect), and does not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body of Canada or British Columbia having jurisdiction over the Company; (ii) the full consideration, determined to be adequate by the Company’s board of directors (or a duly authorized committee thereof), which is at least equal to the issue price of the Offered Shares, has been received by the Company; and (iii) if certificated, the certificates representing the Offered Shares have been duly executed and delivered by the proper officers of the Company to the purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus relating thereto, the Offered Shares will be validly issued, fully paid and non-assessable.

2.

With respect to the issuance of any Preferred Shares which may be offered pursuant to the Registration Statement, when (i) the issuance and sale of the Preferred Shares has been duly authorized by all necessary corporate action in conformity with the constating documents (as then in effect), and the BCBCA (as then in effect), and does not violate any Applicable Law or result in a default under or breach of any agreement or instrument binding upon the Company and comply with any requirement or restriction imposed by any court or governmental body of Canada or British Columbia having jurisdiction over the Company; (ii) the full consideration, determined to be adequate by the Company’s board of directors (or a duly authorized committee thereof), which is at least equal to the issue price of the Preferred Shares, has been received by the Company; and (iii) if certificated,

May 15, 2025

the certificates representing the Preferred Shares have been duly executed and delivered by the proper officers of the Company to purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus relating thereto, the Preferred Shares will be validly issued, fully paid and non-assessable.

3.

With respect to the issuance of any Resale Shares which may be offered pursuant to the Registration Statement, when (i) the full consideration, determined to be adequate by the Company’s board of directors (or a duly authorized committee thereof), which is at least equal to the issue price of the Resale Shares, has been received by the Company; (ii) the Resale Shares are issued by the Company upon conversion of the Convertible Note in accordance with the terms of the Convertible Note; and (iii) if certificated, the certificates representing the Resale Shares have been duly executed and delivered by the proper officers of the Company to purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Registration Statement or any Prospectus relating thereto, the Resale Shares will be validly issued, fully paid and non-assessable.

4.

With respect to the issuance of any ATM Shares which may be offered pursuant to the Registration Statement, when (i) the full consideration, in cash, which is at least equal to the issue price of the ATM Shares, has been received by the Company; and (iii) if certificated, the certificates representing the ATM Shares have been duly executed and delivered by the proper officers of the Company to purchasers thereof against payment of the agreed-upon consideration therefor in the manner contemplated in the Distribution Agreement, the ATM Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the use of our name in, and the filing of this opinion as an exhibit to, the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under the Act. This opinion is expressed as at the date hereof and we disclaim any undertaking or obligation to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in Applicable Law.

Yours truly,

/s/ Cassels Brock & Blackwell LLP